UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2018

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens St., Ste 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry Into a Material Definitive Agreement

Restated License Agreement

On May 1, 2018 and effective July 1, 2017, TearLab Corporation (the “Company” or “TearLab”) entered into a Restated License Agreement (the “Agreement”) to its exclusive license agreement for the commercial development of the invention disclosed in UCSD Disclosure Docket No. SD2002-180 and titled “Volume Independent Tear Film Osmometer” (UCSD License Agreement #2003-03-0433), dated as of March 12, 2003, as amended by Amendment 1, dated as of June 9, 2003, Amendment 2, dated as of September 5, 2005, Amendment 3, dated as of July 7, 2006, Amendment 4, dated as of October 9, 2006, and Amendment 5, dated as of July 9, 2007, by and among the Company and The Regents of the University of California. Pursuant to the terms of the Agreement, the royalty rate will be reduced from 5.5% to 3.0% for quarterly sales up to $10.0m USD, 3.5% for quarterly sales up to $20.m USD, and 4.25% for quarterly sales above $20.0m USD. In addition, should the Company engage in one or more transactions with another party that results in that party acquiring more than 50% of the Company’s outstanding shares of common stock (a “Fundamental Transaction”), the royalty rate will be increased to 3.5% for quarterly sales up to $10.0m USD, 4.0% for quarterly sales up to $20.m USD, and 4.75% for quarterly sales above $20.0m USD. Concurrent with the increased royalty rate upon a Fundamental Transaction, the Company will pay a milestone payment equal to $500,000 USD.

The foregoing description of the Agreement is qualified in its entirety by the terms and conditions of the Agreement, the form of which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Michael Marquez
Michael Marquez Interim Chief Financial Officer

Date: May 3, 2018